UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2008

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed by Cornerworld Corporation (“Cornerworld” or the “Company”) on September 3, 2008 (the “Initial Form 8-K”), Cornerworld entered into a Share Exchange Agreement and Plan of Merger (the “Agreement”) with Enversa Companies LLC, a Texas limited liability company (“Enversa”), Leadstream LLC, a Texas limited liability company (“Leadstream”), and the holders of the membership interests of Leadstream on August 27, 2008. Pursuant to the Agreement, on August 27, 2008 Leadstream merged with and into Enversa, of which Cornerworld is the sole member (the “Merger”). Enversa was the surviving company in the Merger and, as such, acquired all right, title and interest in and to all real estate and other property of Leadstream and became responsible for all liabilities and obligations of Leadstream and Enversa.

The Initial Form 8-K incorrectly stated that the date on which the Merger closed was August 28, 2008; the actual closing date was August 27, 2008.

In addition, in accordance with Instruction 5 of Item 2.01 of Form 8-K and pursuant to Items 9.01(a)(4) and (b)(2) of Form 8-K, Cornerworld hereby amends the Initial Form 8-K to indicate that the Company did not include historical financial statements of Leadstream and related pro forma financial information in the Initial Form 8-K and intends to include those in an amendment to the Initial Form 8-K to be filed as soon as practicable but not later than November 13, 2008, which date is 71 calendar days after the date the Initial Form 8-K was required to be filed.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to the Initial Form 8-K as soon as practicable but not later than November 13, 2008, which date is 71 calendar days after the date the Initial Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to the Initial Form 8-K as soon as practicable but not later than November 13, 2008, which date is 71 calendar days after the date the Initial Form 8-K was required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerworld Corporation

Dated: October 28, 2008	By:	/s/ Scott Beck Scott Beck Executive Officer